UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 2, 2023

TEGNA INC.

(Exact name of registrant as specified in its charter)

Delaware	1-06961	16-0442930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8350 Broad Street, Suite 2000, Tysons, Virginia 22102-5151

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (703) 873-6600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	TGNA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On August 2, 2023, TEGNA Inc. (the “Company”) entered into a Transition Agreement (the “Transition Agreement”) with Victoria D. Harker, the Company’s Executive Vice President and Chief Financial Officer. Pursuant to the Transition Agreement, Ms. Harker will resign from her current position effective December 31, 2023. Ms. Harker will provide consulting services from January 1, 2024 through March 31, 2024 (the “Transition Period”) to support and assist the successor CFO and other special projects. Effective March 31, 2024, Ms. Harker will fully retire from the Company.

During the Transition Period Ms. Harker will receive a pro-rated base salary equal to her current base salary. Additionally, if she continues employment with the Company through the end of the Transition Period and satisfactorily provides the consulting services, the Company will pay her a lump sum cash retention payment in the amount of $1,000,000 (the “Retention Bonus”) within 15 days following such date. Ms. Harker will receive a prorated Retention Bonus if her employment is terminated due to death or disability prior to March 31, 2024, and the full Retention Bonus if she is terminated without cause prior to March 31, 2014. Finally, if Ms. Harker remains employed through the end of the Transition Period, the Company will waive the 120-day notice requirement in her retention agreement with the Company dated as of May 4, 2017 (“2017 Retention Agreement”), and her retirement as of March 31, 2024 will be treated as a “qualifying termination” under the Company’s Executive Severance Plan as outlined in the 2017 Retention Agreement.

The foregoing description of the Transition Agreement is a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Transition Agreement, a copy of which is attached hereto and filed as Exhibit 10.1.

(c) On August 2, 2023, the Board of Directors of the Company appointed Julie Heskett, age 50, Senior Vice President, Financial Planning and Business Operations, to serve as Senior Vice President and Chief Financial Officer effective as of January 1, 2024. Ms. Heskett became Senior Vice President, Financial Planning and Business Operations, in June 2017. She previously served as Senior Vice President of Finance and Technology from December 2013 until June 2017 and as Vice President of Finance for the Company’s media division from September 2007 until December 2013. Ms. Heskett has no familial relationship with any director or executive officer of the Company.

Information referred to in Item 5.02(c)(3) of Form 8-K has not been determined as of the date of this report.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed or furnished, as appropriate, as part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Transition Agreement, dated August 2, 2023, between Victoria D. Harker and TEGNA Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2023	TEGNA Inc.

	By:	/s/ Marc S. Sher
Marc S. Sher
Vice President, Associate General Counsel and Secretary